EXHIBIT 10.1

THIS CONVERTIBLE PROMISSORY NOTE (THE “NOTE”) HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR ANY STATE OR OTHER SECURITIES LAWS.  NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS THE TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE ACT OR THE TRANSACTION IS IN COMPLIANCE WITH THE PROVISIONS OF REGULATION S OF THE ACT  ("REGULATION S").  HEDGING TRANSACTIONS INVOLVING THIS SECURITY MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.  THE HOLDER OF THIS NOTE BY ITS ACCEPTANCE HEREOF REPRESENTS THAT IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION PURSUANT TO RULE 903 OR 904 OF REGULATION S.

14% PROMISSORY NOTE AND WARRANTS

$250,000	November 14, 2013

For Value Received, AntriaBio, Inc., a Delaware limited liability company (“Borrower”), hereby promises to pay to the order of Konus Advisory Group, Inc., (“Lender”), in lawful money of the United States of America and in immediately available funds, the principal sum of up to Two Hundred and Fifty Thousand Dollars ($250,000), with interest on the outstanding principal amount at the rate of fourteen percent (14%) per annum.  Interest on the principal sum shall commence with the date hereof and shall continue on the outstanding principal until paid in full as provided below.  Borrower may, from the date hereof until March 1, 2014, request funds from Lender under this Note in minimum increments of $10,000 up to a total of $250,000.

1.      Payment.  At any time on or after November 1, 2014 (the “Maturity Date”), if this Note has not been paid in full, the Lender may elect at its option to demand payment of the entire outstanding principal balance and all unpaid accrued interest; provided, further, that in the event that Borrower closes an equity financing raising at least $3,000,000, then all amounts then outstanding under this Note including unpaid and accrued interest, shall become due and payable with 10 business days of the closing of such financing.  All amounts payable hereunder shall be payable to Lender at the address specified in writing by Lender.  Payment on this Note shall be applied first to accrued interest, and thereafter to the outstanding principal balance hereof.  Notwithstanding any term to the contrary, Borrower may pay off this Note and all interest then due at any time.

2.      Interest.  The Notes will bear interest at an annual rate of 14%. Interest payments will payable annually in arrears.

3.      Warrant. For each dollar of principal loaned, the Borrower will be issued one (1) Warrant to purchase one (1) restricted share of common stock at an exercise price equal to $1.25 per share. The Warrants will be exercisable in whole or in part at any time for a period of five (5) years from the date of issuance.

4.      Waiver.  Borrower waives presentment and demand for payment, notice of dishonor, protest and notice of protest of this Note, and shall pay all costs of collection when incurred, including, without limitation, reasonable attorneys’ fees, costs and other expenses.  The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law.

5.      Governing Law.  This Note shall be governed by, and construed and enforced in accordance with, the laws of the State of Colorado, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

6.      Amendment and Waiver.  Any term of this Note may be amended or waived with the written consent of Borrower and Lender.

7.      Transfer of Note.  By accepting this Note, Lender hereby covenants with Borrower as follows:

(a)      Lender will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) this Note except in compliance with the Act, applicable blue sky laws, and the rules and regulations promulgated thereunder.

(b)      Lender agrees that Lender will not effect any disposition of this Note that would constitute a sale within the meaning of the Act, except: (i) pursuant to the provisions of Regulation S under the Act; (ii) pursuant to registration under the Act; or (iii) in a transaction exempt from registration under the Act, in which case Lender shall, prior to effecting such disposition, submit to the Borrower an opinion of counsel in form and substance reasonably satisfactory to the Borrower to the effect that the proposed transaction is in compliance with the Act.  Purchaser further agrees not to engage in hedging transactions with regard to this Note unless in compliance with the Act.

(c)      Lender hereby agrees not to sell, dispose of, transfer, make any short sale of, grant any option for the purchase of, or enter into any hedging or similar transaction with the same economic effect as a sale with respect to, this Note or other securities of the Borrower held by Lender (the “Restricted Securities”), for a period of time specified by the managing underwriter (not to exceed one hundred eighty (180) days) following the effective date of a registration statement of the Borrower filed under the Act.  Lender agrees to execute and deliver such other agreements as may be reasonably requested by the Borrower and/or the managing underwriter which are consistent with the foregoing or which are necessary to give further effect thereto.  In order to enforce the foregoing covenant, the Borrower may impose stop-transfer instructions with respect to Lender’s Restricted Securities until the end of such period. The underwriters of the Borrower’s stock are intended third party beneficiaries of this paragraph and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

(d)      Upon compliance with any and all restrictions as described in this Section 7, this Note may be transferred only upon surrender of the original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to the Borrower.  Thereupon, a new Note for like principal amount and interest will be issued to, and registered in the name of, the transferee.  Interest and principal are payable only to the registered holder of the Note.

8.      Successors and Assigns.  The provisions of this Note shall inure to the benefit of and be binding on any successor to Borrower and shall extend to any holder hereof.

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In Witness Whereof, the Borrower has executed this Note as of the date first written above.

BORROWER

AntriaBio, Inc.

By: /s/ Steve Howe

Name: Steve Howe

Title: Executive Chairman